                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 11, 1998, with respect to the consolidated financial statements of Fountain View, Inc. for the three years ended December 31, 1997 and the related financial statement schedule, and our report dated August 22, 1997 with respect to the consolidated financial statements of Summit Care Corporation for the three years ended June 30, 1997 included in
the Registration Statement (Form S-4 No. 333-      ) and related Prospectus of
Fountain View, Inc. for the registration of $120,000,000 of 11 1/4% Senior Subordinated Notes.

                                          /s/ Ernst & Young LLP

Los Angeles, California
June 12, 1998